UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Model N, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On May 15, 2024, Model N, Inc. (“Model N” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated April 7, 2024, by and among Model N, Mountain Parent, LLC, a Delaware limited liability company (“Parent”), and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The special meeting of Model N stockholders will be held virtually on June 25, 2024, at 11:30 a.m. Pacific Time, to act on the proposal to adopt the Merger Agreement, as disclosed in the Definitive Proxy Statement, as well as the other proposals described therein.

The following FAQs regarding the treatment of Model N equity awards in the merger and other related matters were distributed to Model N employees.

Model N Transaction Employee FAQ

General Questions

1.	Where can I learn more about Vista and their portfolio?

•	You can read more about Vista on their website [insert link], including their portfolio of current and former companies on this webpage [insert link].

Employee Total Rewards

2.	What happens to my vested and unvested restricted stock unit awards?

•

Vested restricted stock unit awards. Each outstanding restricted stock unit award that is vested as of immediately prior to the closing of the transaction will be automatically cancelled and converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) $30.00, by (b) the total number of shares of Model N common stock subject to your vested restricted stock unit awards. This payment will be processed through E*Trade within five (5) business days following the closing of the transaction.

•

Unvested restricted stock unit awards. Each outstanding restricted stock unit award that is unvested as of immediately prior to the closing of the transaction will be automatically cancelled and converted into the contingent right to receive an aggregate amount in cash equal to the product obtained by multiplying (a) $30.00, by (b) the total number of shares of Model N common stock subject to your unvested restricted stock unit awards (the “converted cash award”). The converted cash award will be subject to the same terms and conditions (including vesting and forfeiture) as applied to your corresponding unvested restricted stock unit award immediately prior to the closing of the transaction. Any portion of the converted cash award that vests will be paid to you through payroll, less any applicable withholding taxes, no later than the second (2nd) regularly scheduled payroll date following the date on which such portion vests.

3.	How will restricted stock unit awards (RSUs) that have already vested and settled in shares of Model N common stock and been processed through payroll be taxed?

•	U.S. Employees:

•

If you previously vested in RSUs, and received shares of Model N common stock, you were already taxed and no additional ordinary income taxes will be taken out when you receive consideration for your Model N common stock. Any gain or loss you recognize will be treated as capital gain or loss and will be long-term or short-term depending upon whether you held the shares of Model N common stock for more than 1 year from the date you received your shares. Please consult with your own personal tax advisor regarding the tax consequences of this transaction.

•	Unvested RSUs: Your unvested RSUs will be taxed as ordinary income when paid out as converted cash awards as described above.

•	India Employees:

•	Vested RSUs: Vested RSUs are not subject to ordinary income tax at conversion.

•

Unvested RSUs: Your unvested RSUs will be taxed as ordinary income when paid out as converted cash awards described above. Unlike share awards, the converted cash awards will be subject to social security taxes as well as income taxes.

•	Switzerland Employees:

•	Vested RSUs: Vested RSUs are not subject to ordinary income tax at conversion.

•

Unvested RSUs: Your unvested RSUs will be taxed as ordinary income when paid out as converted cash awards described above. Withholding taxes depend on the employee’s Visa’s status. Swiss citizens and C-permit holders are not subject to income tax withholding but they are subject to social tax withholding. In this scenario, employees will pay income tax through the tax return process.

•	Canada Employees:

•	Vested RSUs: Vested RSUs are not subject to ordinary income tax at conversion.

•

Unvested RSUs: Your unvested RSUs will be taxed as ordinary income when paid out as converted cash awards described above. The right to receive cash awards will be taxable to the employee at the time of the receipt of the cash payment and will be subject to regular Canadian income and social security tax rules at the time.

4.	What happens to employees with a Visa?

•	There is no impact on employee Visas due to the acquisition. An email has been sent directly to those with a Visa confirming this information.

5.	Will employees lose their frozen paid time off (PTO) bank payout?

•

No, employees will continue to have the right to this payout and employees who have accrued PTO balances will be eligible to be paid out their balances at termination of employment at their final pay rate.

Future Updates and Support

6.	How are we addressing public news in the media from investors and shareholders about this deal?

•

Model N and its employees should not provide commentary on this news, including commentary in response to investors and/or shareholders. We are addressing specific investor inquiries on an individual basis.

If you or your team are contacted by outside parties, please refer all media inquiries to Judith Rich at jrich@modeln.com, and inquiries from investors and analysts should be referred to Carolyn Bass at investorrelations@modeln.com.

7.	What approvals are required to complete the transaction?

•

The transaction is subject to customary closing conditions, including approval by Model N stockholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). Model N has made the required filings under the HSR Act, and the waiting period under the HSR Act expired at 11:59 p.m. Eastern Time on May 20, 2024.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction involving Model N, Inc. (“Model N”) and affiliates of Vista Equity Partners. In connection with the proposed transaction, Model N has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnished to stockholders a proxy statement and WHITE proxy card. This communication is not a substitute for the proxy statement or any other document that Model N may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF MODEL N ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MODEL N AND THE PROPOSED TRANSACTION. The definitive proxy statement and future materials to be filed by Model N will be made available to Model N’s investors and stockholders at no expense to them and copies may be obtained free of charge on Model N’s website at https://investor.modeln.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Model N and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Model N stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Model N’s executive officers and directors in the solicitation by reading the definitive proxy statement filed with the SEC in connection with the transaction, the Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the subsequent Quarterly Reports on Form 10-Q, and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Model N’s participants in the solicitation, which may, in some cases, be different than those of the Model N’s stockholders generally, are set forth in the definitive proxy statement filed with the SEC.

Forward-Looking Statements

This communication may contain forward-looking statements including, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance and outlook of Model N’s business, performance, opportunities and challenges; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the ability to obtain the requisite approval from stockholders of Model N; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Model N will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Model N to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on Model N’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from Model N’s ongoing business operations or the loss of one or more members of the management team; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) delays in closing customer contracts; (x) Model N’s ability to improve and sustain its sales execution, including increasing bookings and growing revenues; (xi) the timing of new orders and the associated revenue recognition; (xii) adverse changes in general economic or market conditions; (xiii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (xiv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Model N’s competitors; (xv) Model N’s ability to increase and manage its growth effectively; (xvi) acceptance of Model N’s applications and services by customers; (xvii) success of new products; (xviii) the risk that the strategic initiatives that Model N may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xx) Model N’s ability to retain customers; and (xxi) adverse impacts on Model N’s business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in its filings with the SEC, including its most recent quarterly report on Form 10-Q and its annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that it may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this communication.